                                                                 Exhibit 11


                            NORDSON CORPORATION
                     CALCULATION OF EARNINGS PER SHARE
      (Dollars and shares in thousands except for per share amounts)

                                            Thirteen Weeks Ended
                                    January 29, 1995      January 30, 1994
                                    ----------------      ----------------


PRIMARY:

Weighted average number of common
  shares outstanding during the
  period                                 18,388                18,720

Effect of Company stock plans
  based on the treasury stock
  method using average market
  price                                     393                   448
                                         ------                ------
Total weighted average common shares
  and common share equivalents           18,781                19,168
                                         ======                ======
Net income                               $8,941                $7,796
                                         ======                ======
Earnings per share                       $  .48                $  .41
                                         ======                ======

FULLY DILUTED:

Weighted average number of common
  shares outstanding during the
  period                                 18,388                18,720

Effect of Company stock plans
  based on the treasury stock
  method using the higher of
  ending or average market
  price                                     393                   539
                                         ------                ------
Total weighted average common shares
  and common share equivalents           18,781                19,259
                                         ======                ======
Net income                               $8,941                $7,796
                                         ======                ======
Earnings per share                       $  .48                $  .40
                                         ======                ======

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